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                       [LETTERHEAD OF PAPA JOHN'S PIZZA]

Contact:  D. Ross Davison
          Chief Financial Officer and Treasurer
          (205) 836-1212


                             FOR IMMEDIATE RELEASE
                             ---------------------

            PJ AMERICA ANNOUNCES UTAH ACQUISITION AND AGREEMENT IN PRINCIPLE TO ACQUIRE PORTLAND, OREGON DEVELOPMENT RIGHTS


Birmingham, Alabama, September 3, 1998

     PJ America, Inc. (NASDAQ: PJAM), the largest franchisee of Papa John's International, Inc. announced today that it has completed the acquisition from an affiliate for a 30 store Papa John's Pizza territory in Utah, which includes 12 existing restaurants operating in Salt Lake City and the surrounding area. The transaction will be accounted for as a purchase. Terms were not disclosed.

     PJ America also announced that it had reached an agreement in principle with Papa John's International, Inc. to acquire the development rights to the greater Portland, Oregon territory.

     PJ America's President and CEO, Doug Stephens said, "We are pleased to have completed this acquisition and to continue to expand our portfolio of Papa John's restaurants. We are also very enthusiastic about the opportunity to develop the Portland market."

     PJ America is based in Birmingham, Alabama, and with the completion of the Utah acquisition, the Company operates 103 restaurants in seven states.

     Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

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